EXHIBIT 3.1
                            ARTICLES OF INCORPORATION
                                       OF
                                  QUIXIT, INC.


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Delayed Effective Date       Mail to: Secretary of State      Filed Copy
5/15/97                      Corporations Section             19971076490 C
Please include a typed       1560 Broadway, Suite 200         $50.00
Self-addressed envelope      Denver, CO 80202                 Secretary of State
                             (303) 894-2251                   05-13-97 15:45:13
MUST BE TYPED                Fax (303) 894-2242
FILING FEE: $50.00

MUST SUBMIT TWO COPIES

                            ARTICLES OF INCORPORATION

Corporation Name:          Quixit, Inc.

Principal Business Address: 1110-C Elkton Drive, Colorado Springs, CO 80907

Cumulative voting shares of stock is authorized:     Yes _____         No X

If duration is less than perpetual enter number of years _____________

Preemptive rights are granted to shareholders.       Yes _____         No X

Stock Information: (If additional space is needed, continue on a separate sheet of paper.)

Stock Class  Common        Authorized shares 1,000,000         Par Value $0.001
Stock Class  Preferred     Authorized shares 100,000           Par Value $0.010

The name of the initial registered agent and the address of the registered office is: (If another corporation, use last name space).

Last Name         Ximedix, Inc.             First & Middle Name _____________
Street Address 1110-C Elkton Drive, Colorado Springs, CO 80907

The undersigned consents to the appointment as the initial registered agent:

Signature of Registered Agent:      See Below

These articles are to have a delayed effective date of:     May 15, 1997

Incorporators: Names and addresses: (If more than two, continue on a separate sheet of paper).

NAME                               ADDRESS

Ximedix, Inc.                      1110-C Elkton Drive
                                   Colorado Springs, CO 80907

Incorporators who are natural persons must be 18 years or more. The undersigned,
acting  as   incorporator(s)  of  a  corporation  under  the  Colorado  Business
Corporation Act, adopt the above Articles of Incorporation.

SIGNATURE /S/FRANK A. SULARZ